Notice No.  06-514

September 27, 2006

To:                   All NYMEX Stockholders

From:              Donna Talamo, Vice President -- Office of the Corporate Secretary

Re:                  Special Meeting of NYMEX Stockholders

Please be reminded that the Special Meeting of Stockholders of NYMEX Holdings, Inc. will be held on October 12, 2006 at which you will vote on the proposals related to an initial public offering of NYMEX.  Please note that you need not attend this meeting to cast your vote by proxy.  The Definitive Proxy Statement and Proxy Card in connection with this meeting were forwarded to all NYMEX Holdings, Inc. Stockholders who were Stockholders of record as of September 12, 2006 to each Stockholder at his/her address of record.

IF YOU RECEIVE YOUR MAIL FROM NYMEX IN YOUR EXCHANGE MAILBOX, PLEASE CHECK YOUR MAILBOX FOR THE PROXY MATERIALS.

YOU MAY VOTE BY PROXY BY MAIL OR BY FACSIMILE.  IF YOU VOTE BY PROXY ON OR PRIOR TO 3:00 P.M. (NEW YORK TIME) ON OCTOBER 12, 2006 YOU NEED NOT ATTEND THE MEETING ON OCTOBER 12, 2006.

THE FAX NUMBER IS (212) 301-4645

YOUR FAX MUST BE RECEIVED BY 3:00 PM (NEW YORK TIME) ON OCTOBER 12, 2006 AND MUST BE IN THE FORM OF THE PROXY CARD. PLEASE FAX ONE COMPLETED AND SIGNED PROXY CARD PER STOCKHOLDER FOR ALL SHARES EITHER OWNED OR HELD BY AN ABC AGREEMENT.

FOR FURTHER INFORMATION TO VOTE BY FAX, PLEASE REFER TO THE PROXY STATEMENT OR CONTACT:

DONNA TALAMO
Vice President
Office of the Corporate Secretary

NYMEX HOLDINGS, INC.
One North End Avenue
New York, NY 10282
dtalamo@nymex.com
Telephone:  (212) 299-2372     Fax:  (212) 301-4645

The Company will not hold a Stockholder informational forum in connection with this Special Meeting regarding the proposed initial public offering.  The Company expects to schedule a subsequent informational forum, Stockholder meeting, and vote regarding the proposed COMEX Transaction which is subject to separate proxy materials and a separate vote.

PLEASE READ THE DIRECTIONS ON THE PROXY CARD VERY CAREFULLY.  NYMEX CANNOT COMPLETE AN INITIAL PUBLIC OFFERING UNLESS ALL PROPOSALS ARE APPROVED.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

NYMEX has filed with the Securities and Exchange Commission a proxy statement in connection with the proposed initial public offering. The proxy statement has been mailed to the stockholders of NYMEX. STOCKHOLDERS OF NYMEX ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Such proxy statement and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by contacting the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo.

PARTICIPANTS IN THE SOLICITATION

NYMEX and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include NYMEX's executive officers and directors. Further information regarding persons who may be deemed participants is available in NYMEX's proxy statement to be filed with the Securities and Exchange Commission in connection with the proposed initial public offering.